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                                                                   EXHIBIT 10.32


                                    JOINDER

     Radnor Delaware, Inc., a Delaware corporation, hereby joins in the Second Amended and Restated Revolving Credit and Security Agreement dated as of October 15, 1997 ("Loan Agreement") between WinCup Holdings, Inc., Radnor Chemical Corporation (formerly SP Acquisition Co.), StyroChem U.S., Inc. (formerly StyroChem International, Inc.), Radnor Holdings Corporation (collectively, "Borrowers"), the financial institutions which are or became parties thereto (collectively, "Lenders") and BNY Financial Corporation as administrative and collateral agent for the Lenders (in such capacity, "Agent"), and agrees to become jointly and severally liable for all of the Obligations (as defined in the Loan Agreement) of the Borrowers thereunder and under any other agreement between Borrowers, Agent and Lenders. Radnor Delaware, Inc. also hereby joins in the European Supplement (as defined in the Loan Agreement) as one of the U.S. Guarantors referenced therein and agrees to become jointly and severally liable for the obligations of the U.S. Guarantors thereunder and under any other agreement between U.S. Guarantors and the lenders acting under the European Supplement. Without limiting the generality of the foregoing, in order to secure the prompt payment and performance to Agent and Lenders of the Obligations, Radnor Delaware hereby assigns, pledges and grants to Agent a continuing security interest in and to all of its Collateral (as defined in the Loan Agreement), whether now owned or existing or hereafter acquired or arising and wheresoever located. The undersigned further agrees to deliver to Agent each of the documents described on Exhibit A hereto.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Radnor Delaware, Inc. has duly executed this Joinder as of the 9th day of February, 1998.

                                    RADNOR DELAWARE, INC.


                                    By:  /s/ Michael T. Kennedy
                                       ------------------------------
                                             Michael T. Kennedy
                                             President
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                                   Exhibit A


     (1) Schedules to the Loan Agreement and European Supplement updated to reflect the joinder of Radnor Delaware as an additional Borrower thereto and additional U.S. Guarantor, respectively.

     (2) A copy of resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of Radnor Delaware authorizing the execution, delivery and performance of the Joinder, the Loan Agreement and the granting Liens upon its Collateral, each certified by the Secretary or an Assistant Secretary of Radnor Delaware as of the date of this Joinder.

     (3) A copy of the Articles or Certificate of Incorporation of Radnor Delaware, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Radnor Delaware certified as accurate and complete by the Secretary or an Assistant Secretary of Radnor Delaware.

     (4) Good standing certificates for Radnor Delaware dated not more than thirty (30) days prior to the date of this Joinder, issued by the Secretary of State or other appropriate official of Radnor Delaware's jurisdiction of incorporation and each jurisdiction where the conduct of Radnor Delaware's business activities or the ownership of its properties necessitates qualification.

     (5) Executed legal opinion of Duane, Morris & Heckscher, counsel to Radnor Delaware, in form and substance satisfactory to Agent regarding the due authorization, enforceability and validity of the joinder and the transactions contemplated herein.

     (6) Executed UCC-1 Financing Statements.